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                                                                   Exhibit 24(a)





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the use in this registration statement of our reports dated February 9, 1993, except as to the Subsequent Event note, which is as of March 17, 1993, included herein and to all references to our Firm included in this registration statement.





                                             /s/ Arthur Andersen & Co.
                                             ARTHUR ANDERSEN & CO.


Chicago, Illinois,
January 7, 1994